EXHIBIT 23.3







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 21, 2004 relating to the financial statements and the financial statement schedules of The United Illuminating Company 401(k)/Employee Stock Ownership Plan for the year ended December 31, 2003, which appears in UIL Holdings Corporation's Annual Report on Form 11-K for the year ended December 31, 2003.




Shelton, Connecticut
June 28, 2004